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                                                            Draft - 1/29/96





                    THE COUNTRYBASKETS INDEX FUND, INC.

                           DISTRIBUTION AGREEMENT


            DISTRIBUTION AGREEMENT (the "Agreement") made as of
                , 1996, between THE COUNTRYBASKETS INDEX FUND, INC., a Maryland corporation (the "Fund"), and ALPS MUTUAL FUNDS SERVICES, INC., a Colorado corporation (the "Distributor").

                            W I T N E S S E T H:

            WHEREAS, the Fund is an open-end management investment company organized as a series fund and registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

            WHEREAS, the Fund is authorized to issue shares of common stock, par value $.001 per share (the "Shares"), in one or more series (each, a "Series"), currently consisting of the Series listed in Annex A hereto; and

            WHEREAS, the Shares of each Series will be listed on the New York Stock Exchange ("NYSE") and traded under the symbols set forth in Annex A hereto; and

            WHEREAS, the Fund will sell and redeem Shares of each Series only in aggregations constituting a Creation Unit as such term is used in the Registration Statement (as defined herein), in accordance with the terms and conditions set forth therein; and

            WHEREAS, the Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

            WHEREAS, the Fund desires to retain the Distributor to act as distributor with respect to the continuous offering and sale of Shares of each Series in Creation Unit aggregations as set forth in the Fund's Registration Statement, to provide for the servicing of stockholder accounts and to enter into arrangements with dealers; and

            WHEREAS, the Distributor desires to render these services to the Fund; and

            WHEREAS, the Board of Directors of the Fund has adopted a Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act with respect to each Series (collectively, the

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"12b-1 Plan") and may make payments to the Distributor pursuant to such
12b-1 Plan, subject to and in accordance with the terms and conditions thereof and any related agreements;

            NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Fund and the Distributor hereby agree as follows:


                                 Section 1
                   Distribution and Stockholder Services

            1.1 Appointment. The Fund hereby appoints the Distributor as the exclusive distributor for the continuous offering and sale of the Shares of each Series in Creation Unit aggregations on the terms and for the periods set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

            1.2  Definitions.

            (a) The term "Registration Statement" shall mean the registration statement most recently filed from time to time by the Fund with the Securities and Exchange Commission (the "Commission") and effective under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, as such registration statement is amended by any amendments thereto at the time in effect.

            (b) The term "Prospectus" shall mean the prospectus included as part of the Fund's Registration Statement, as such prospectus may be amended or supplemented from time to time.

            (c) The term "Statement of Additional Information" shall mean the Statement of Additional Information included as part of the Fund's Registration Statement, as such Statement of Additional Information may be amended or supplemented from time to time.

            (d) All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement.

            1.3 Distributor's Duties. The Distributor shall have the following duties:

            (a) The Distributor agrees to sell, as agent for each Series, from time to time during the term of this

      Agreement, Shares of each Series in Creation Unit size aggregations specified for such Series in the Registration Statement on the terms described therein and in accordance with the provisions hereof. Each Series reserves the right to issue and sell Shares in the event that the Distributor, either in the exercise of its rights or in breach of its covenants hereunder, is not selling Creation Unit aggregations of Shares of such Series.

            (b) At the request of the Fund, the Distributor shall enter into an agreement in the form specified by the Fund (each an "Authorized Participant Agreement") with selected participants in the system for book-entry of securities of The Depository Trust Company ("DTC") (or any successor depository thereto) (each an "Authorized Participant").

            (c) Upon commencement of the Fund's operations, the Distributor will hold itself available to receive notices of intention to purchase (other than in the case of the US Index Series) and purchase orders in the form specified by the Fund from Authorized Participants for the purchase of Creation Unit size aggregations of Shares of each Series on Business Days designated for such Series and on the terms and in the manner set forth in the Prospectus and the Statement of Additional Information. The Distributor will transmit each such notice of intention and purchase order received to the Fund's Custodian and Transfer Agent as promptly as practicable. Upon confirmation by the Custodian of receipt of the Fund Basket and cash in an amount sufficient to pay the Cash Component and acceptance by the Fund or by the Distributor as agent on behalf of the Fund of a purchase order in "proper form," as defined in the Prospectus and the Statement of Additional Information, the Distributor will transmit advice of such acceptance to the Transfer Agent and the Custodian. Upon receipt of advice from the Transfer Agent of the issuance of Creation Unit aggregations of Shares pursuant to such purchase order, the Distributor shall confirm the issuance and sale of such Creation Unit aggregations of Shares to the Authorized Participant placing the order by mailing a confirmation, together with copies of the Prospectus and the Statement of Additional Information. Purchase orders shall be deemed effective only at the time accepted by the Fund or by the Distributor as agent of the Fund. The Fund, and the Distributor on behalf of the Fund, each reserves the right to reject any purchase order until acceptance.

            (d) The offering price of each Creation Unit aggregation of Shares of a Series shall be the net asset value per Share for such Series next determined following receipt of a purchase order in proper form and shall be determined as set forth in the Registration Statement. The Fund will cause the Custodian to furnish or cause to be furnished to the Distributor, promptly after 4:00 p.m., New York time, an advice (i) on each day the NYSE is open of each computation of net asset value per Share of each Series and (ii) on each Business Day for a Series on which Creation Unit aggregations of Shares are sold of the amount of the Cash Component for each Series on such Business Day.

            (e) Based on information provided to it, the Distributor will make available by 8:00 p.m., New York time, following the computation of the net asset value of Shares of each Series at the close of business on the NYSE (presently 4:00 p.m. New York time) on each day the NYSE is open for business as set forth in the Registration Statement (i) the list of names and the required number of shares of each of the portfolio securities constituting the Fund Basket for each Series, as designated by the Fund's investment adviser (which shall be the Fund Basket for redemption for such Series on the next NYSE business day and for purchases on a designated subsequent Business Day as described in the Registration Statement), and
      (ii) the amount of the Cash Component for purchases of Creation Unit size aggregations of Shares of such Series on such Business Day (or if such day is not a Business Day, on the previous Business Day), as designated by the Fund's Custodian.

            (f) In performing its duties hereunder, the Distributor shall act in conformity with the Articles of Incorporation, By-Laws, Registration Statement and each Prospectus and Statement of Additional Information relating to Shares of the Fund and with the instructions and directions of the Board of Directors of the Fund, and will comply with and conform in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1940 Act and all other applicable federal and state laws, regulations and rulings, and the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

            (g) The Distributor shall not be obligated to sell any certain number of Creation Unit size aggregations of Shares of any Series, and, subject to

      Section 6.6 hereof, nothing herein contained shall prevent the Distributor from entering into like distribution arrangements with other investment companies.

            (h) The Distributor may enter into written dealer agreements ("Dealer Agreements") and service agreements ("Service Agreements"), in each case in the forms approved by the Board of Directors of the Fund, with registered broker-dealers and other persons, as the case may be, for distribution, marketing and for stockholder services to stockholders of one or more Series. Such Dealer Agreements may be entered into with registered broker-dealers who are members of the NASD or foreign securities dealers who are not eligible for membership in the NASD who have agreed to comply with the applicable provisions of the Rules of Fair Practice of the NASD. Each Dealer Agreement and Service Agreement shall be subject to annual approval by the Board of Directors of the Fund and if payments thereunder are to be made pursuant to the 12b-1 Plans shall comply with the terms and conditions thereof.

            (i) The Distributor agrees to be responsible for implementing and/or operating the 12b-1 Plans in accordance with the terms thereof, including maintaining Dealer Agreements and Service Agreements and processing payments and reimbursements thereunder (in conjunction with the services provided with respect thereto by the Fund's administrator).

            (j) The Distributor shall provide toll-free lines for direct investor and stockholder use between the hours of 6:30 a.m. to 7:00 p.m. Mountain time on each day that the NYSE is open for business, with appropriate NASD licensed order taking and distribution services staff.

            (k) The Distributor shall clear and file all advertising, sales, marketing and promotional materials of the Fund provided to the Distributor, or in the preparation of which it has participated, with the NASD as required by the 1933 Act and the 1940 Act, and the rules promulgated thereunder, and by the rules of the NASD.

            (l) The Distributor will ensure that all direct requests for Prospectuses and Statements of Additional Information are fulfilled. In addition, the Distributor will arrange to provide the NYSE (and any other national stock exchange on which the Shares may be listed) with copies of Prospectuses to be provided to purchasers in the secondary market. The Distributor will generally make it known in the brokerage community that prospectuses and statements of additional information are available, [including] by (i) advising the NYSE on behalf of its member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Distributor with the NASD, and (iii) as may otherwise be required by the Commission.

            (m) The Distributor agrees to make available at its own cost and expense one or more members of its staff to attend all Board meetings of the Fund in order to provide information with regard to the ongoing distribution process and for such other purposes as may be requested by the Board of Directors of the Fund.

            (n) The Distributor will provide and maintain a direct computer communications link with the DTC, the Fund's Transfer Agent and Custodian and the National Securities Clearing Corporation, Inc. (the "NSCC"). The Distributor will compare for consistency the Fund Basket for each Series as made available by the NSCC through its systems with the composition of the Fund Basket as provided to the Distributor.

            (o) The Distributor shall examine the notices of intention to purchase and purchase order forms submitted by Authorized Participants with respect to the representations made therein to determine whether the beneficial owners of the Creation Unit or Units if purchased in accordance with such order upon issuance of such Shares would own or hold 80% or more of the outstanding Shares of such Series for purposes of compliance with section 351 of the Internal Revenue Code of 1986, as amended, and shall review the determination of the Transfer Agent with respect thereto.

            (p) The Distributor shall consult with Authorized Participants with respect to estimating the amount of the Cash Component for purchase of Creation Unit aggregations of Shares of each Series.

            (q) The Distributor shall consult with the Fund with respect to the production and printing of prospectuses to be used in connection with purchases by new investors of Creation Unit aggregations of Shares of each Series.

            (r) The Distributor may, and at the request of the Fund shall, cause a subsidiary or affiliate to enter into a service contract with the transfer agent of the Fund to provide certain administrative and processing services for the transfer agent in order to further the purposes and procedures set forth in the Prospectus and the Statement of Additional Information.

            (s) In performing its duties hereunder the Distributor shall be entitled to rely on and shall not be responsible in any way for information provided to it by the Fund and its service providers and shall not be liable or responsible for the errors and omissions of such service providers, provided that the foregoing shall not be construed to protect the Distributor against any liability to the Fund or its stockholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

            1.4 The Fund's Duties. The Fund shall have the following duties:

            (a) The Fund agrees to sell Creation Unit size aggregations of Shares of each Series, subject to paragraph (e) of this Section 1.4, so long as it has Shares of such Series available for sale and to request the Transfer Agent to record on its books the ownership of such Shares in accordance with the book-entry system procedures described in the Prospectus and the Statement of Additional Information in such amounts as the Distributor has requested in writing or other means of data transmission, as promptly as practicable after receipt by Custodian on behalf of the Fund of the Fund Basket and Cash Component (together with any fees) for such purchases and acceptance by the Fund or by the Distributor on behalf of the Fund of a purchase order for such Shares, upon the terms described in the Registration Statement.

            (b) The Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use of each Series in connection with the distribution of Shares, and this shall include one certified copy, upon request by the Distributor, of all financial statements for each Series by independent accountants and such reasonable number of copies of the Prospectus, Statement of Additional Information and the

      Fund's annual and interim reports as the Distributor may request. The Fund authorizes the Distributor to use the Prospectus and Statement of Additional Information, but the Fund shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representatives or agents other than such information, statements or representations as are contained in the Prospectus and Statement of Additional Information or financial reports filed by the Fund or in any sales literature or advertisements specifically approved by the Fund in writing.

            (c) The Fund shall take, from time to time, such steps, including payment of the related filing fees, as may be necessary to register Shares under the 1933 Act and the 1940 Act to the end that there will be available for sale such number of Creation Unit size aggregations of Shares of each Series as the Distributor may be expected to sell. The Fund agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary in order that there may be in a Registration Statement, Prospectus or Statement of Additional Information no (i) untrue statement of a material fact or (ii) omission to state a material fact necessary in order to make the statements therein, in the case of the Prospectus and Statement of Additional Information in light of the circumstances in which made, not misleading. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund for inclusion in the Registration Statement, Prospectus or Statement of Additional Information.

            (d) The Fund shall keep the Distributor informed of the states and other foreign and domestic jurisdictions in which the Fund has qualified and maintains the qualification of Shares of the respective Series for sale under the securities laws thereof. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

            (e) The Fund may reject any purchase order for Creation Unit aggregations of Shares or stop all sales of Shares at any time or from time to time upon notice to the Distributor.

            1.5  Representations.

            (a)  The Distributor represents and warrants to the Fund that
      (i) it is duly organized as a Colorado corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein; and (ii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound (except for any consent in writing which shall have been obtained by the date hereof, including the consent of the Mariner Funds Trust and the Mariner Mutual Funds Trust).

            (b)  The Fund represents and warrants to the Distributor that
      (i) the Registration Statement and the Prospectus have been or will be, as the case may be, prepared in conformity in all material respects with the 1933 Act, the 1940 Act and the rules and regulations of the Commission (the "Rules and Regulations"); (ii) contain or will contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations; and (iii) all statements of fact contained or to be contained therein are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and neither the Registration Statement nor the Prospectus, when it shall become effective under the 1933 Act or be authorized for use, shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances in which made, not misleading. The Fund shall from time to time file such amendment or amendments to the Registration Statement and the Prospectus as, in the light of future developments, shall, in the opinion of the Fund's counsel, be necessary in order to have the Registration Statement and the Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances in which made, not misleading to a purchaser of shares. If the Fund shall not file such amendment or amendments within 15 days after receipt by the Fund of a written request from the Distributor to do so, the Distributor may, at its option, cease to accept orders for the purchase of Creation Units of Shares until such amendment is filed. The Fund shall not file any amendment to the Registration Statement or the Prospectus without giving the Distributor reasonable notice thereof in advance, provided that nothing in this Agreement shall in any way limit the Fund's right to file at any time such amendments to the Registration Statement or the Prospectus as the Fund may deem advisable. Notwithstanding the foregoing, the Fund shall not be deemed to make any representation or warranty as to any information or statement provided by the Distributor for inclusion in the Registration Statement or the Prospectus.


                                 Section 2
                             Fees and Expenses

            2.1 Compensation of the Distributor. Except to the extent that may be provided in Section 2.2, the Distributor shall not receive any payment or compensation with respect to the provision of distribution services under this Agreement; provided, however, that the Distributor shall be entitled to receive payments, if any, under the 12b-1 Plan in accordance with the terms thereof.

            2.2 Expenses. (a) Each Series shall bear all costs and expenses of the continuous offering of the Creation Unit size aggregations of Shares of such Series in connection with: (i) fees and disbursements of the Fund's counsel and independent accountants, (ii) the preparation, filing and printing of any registration statements, prospectuses and/or statements of additional information required to be filed by and under federal and state securities laws or required to be delivered by dealers in connection with purchases and sales of Shares on the NYSE, (iii) the preparation and mailing of annual and interim reports, prospectuses and proxy materials required to be distributed to stockholders, (iv) any qualifications of Shares for sale and of the Fund as a broker or dealer under the securities laws of such states or other foreign or domestic jurisdictions as shall be selected by the Fund pursuant to Section 1.4(d) hereof and the cost and expenses payable to each such state for continuing qualification therein and (v) all fees and expenses incident to the listing of the Shares of each Series on the NYSE or any other stock exchange.

            (b) The Distributor shall bear the following costs and expenses relating to the distribution of the Shares: (i) the costs (other than those payable pursuant to the Fund's agreement with its Transfer Agent) of generating and mailing confirmations of purchases of Creation Unit aggregations of Shares, mailing accompanying Prospectuses and Statements of Additional Information and generating and transmitting confirmations of redemptions of Shares, (ii) all costs of maintaining the records required of a broker/dealer registered under the 1934 Act; (iii) incremental printing and mailing costs for prospectuses to be used in connection with offers and sales to prospective investors of Creation Units of Shares up to a maximum of $25,000 per annum; (iv) the expenses of maintaining its registration or qualification as a dealer or broker under federal or state laws; (v) the expenses incurred by the Distributor and its officers for attending regular and special meetings of the Board of Directors of the Fund held in the United States (or approximately equivalent amounts in the case of such meetings held outside of the United States), and (vi) all other expenses incurred in connection with the distribution services as contemplated herein, except as otherwise specifically provided in this Agreement.

            2.3 Segregation of Fees and Expenses. Amounts paid by each Series to the Distributor under its 12b-1 Plan either for distribution related services or stockholder services shall not be used to pay for the distribution of Shares of, or stockholder servicing in respect of, any other Series. However, fees under the 12b-1 Plan attributable to the Fund as a whole shall be allocated to each Series according to the method adopted by the Fund's Board of Directors. Fees attributable to the Fund as a whole shall include any amounts payable under the 12b-1 Plans to the Distributor for its services rendered hereunder. The Distributor's allocation of such 12b-1 Plan fees shall be subject to review by the Fund's Board of Directors.


                                 Section 3
                              Indemnification

            3.1 Indemnification of Distributor. The Fund agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (any of the Distributor, its officers and directors or such control persons, for purposes of this Section 3.1, an "Indemnitee"), free and harmless from and against any and all claims, demands, liabilities, and expenses (including costs reasonably incurred in connection with investigating or defending such claims, demands or liabilities and any counsel fees reasonably incurred in connection therewith) which the Indemnitee may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's Registration Statement, or the omission or alleged omission to state in such document a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to the Prospectus or the Statement of Additional Information or any amendment or supplement thereto, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state in such document a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that nothing in this Section 3.1 shall protect the Indemnitee against any liability to the Fund or its security holders that the Indemnitee would otherwise be subject to (i) by reason of willful malfeasance, bad faith, or gross negligence in the performance of its duties, (ii) by reason of the Indemnitee's reckless disregard of its obligations and duties under this Agreement, or
(iii) where such liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission in the Fund's Registration Statement, Prospectus or Statement of Additional Information that was made in reliance upon and in conformity with written information furnished by the Distributor to the Fund; and provided, further, that the Fund will not be liable in any such case to the Indemnitee with respect to any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, the Prospectus or the Statement of Additional Information that is subsequently corrected in such document (or an amendment thereof or supplement thereto), if a copy of the Prospectus or Statement of Additional Information (or such amendment thereof or supplement thereto) was not sent or given to the person asserting any such claim, demand, liability or expense at or before the written confirmation of the sale to such person in any case where such delivery is required by the 1933 Act and the Fund had notified the Distributor of the amendment or supplement prior to sending of the written confirmation of sale. Notwithstanding the foregoing, this indemnity of any person who is an officer or director of the Distributor and who is also a director of the Fund shall not inure to the benefit of such officer or director unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act or the 1940 Act, and in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Fund or its stockholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. The Fund's obligation to indemnify the Indemnitee is expressly conditioned upon the Indemnitee's notification of the Fund of the commencement of any action against the Indemnitee, which notification shall be given by letter or by facsimile transmission addressed to the Fund at its principal office in New York, New York, and sent to the Fund by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The Indemnitee's failure to so notify the Fund shall not relieve the Fund of any liability which it may have to the Indemnitee by reason of any such alleged untrue statement or omission or alleged untrue statement or omission independent of this indemnification. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability and to retain legal counsel of good standing chosen by the Fund and approved by the Indemnitee (such approval not to be unreasonably withheld). If the Fund elects to assume the defense of any such suit and retain counsel approved by the Indemnitee, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them. In the event the Fund does not elect to assume the defense of any such suit and retain counsel of good standing approved by the Indemnitee or the Indemnitee does not approve of the counsel chosen by the Fund (such approval not to be unreasonably withheld), the defendant or defendants in such suit shall bear the fees and expenses of any counsel retained by any of them and the Fund shall reimburse any Indemnitee named as defendant in such suit for the reasonable fees and expenses of any such counsel retained by them. The indemnification agreement contained in this Section 3.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Indemnitee and shall survive the sale of any Creation Units of Shares made pursuant to purchase orders obtained by the Indemnitee. This indemnification will inure exclusively to the benefit of the Indemnitee and its successors, assigns and estate. The Fund shall promptly notify the Indemnitee of the commencement of any litigation or proceeding against the Fund in connection with the issue and sale of any Creation Units of Shares.

            3.2 Indemnification of the Fund. The Distributor agrees to indemnify, defend, and hold the Fund, its several officers and directors and any person who controls the Fund within the meaning of Section 15 of the 1933 Act (for purposes of this Section 3.2, the Fund, its officers and directors, and its controlling persons are collectively referred to as the "Fund Affiliates"), free and harmless from and against any and all claims, demands, liabilities, and expenses (including costs reasonably incurred in investigating or defending such claims, demands or liabilities and any counsel fees reasonably incurred in connection therewith) which the Fund Affiliates may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense shall arise out of or be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in information furnished by the Distributor to the Fund for use in the Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the 1933 Act, or
(ii) any omission or alleged omission, on the part of the Distributor, to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or Statement of Additional Information or necessary to make such information not misleading, it being understood that the Fund will rely upon the information provided by the Distributor for use in the preparation of the Registration Statement, the Prospectus and the Statement of Additional Information, or (iii) any alleged act or omission on the Distributor's part as the Fund's agent that has not been expressly authorized by the Fund in writing. The Distributor's obligation to indemnify the Fund Affiliates is expressly conditioned upon the Distributor being notified of the commencement of any action brought against the Fund Affiliates, which notification shall be given by letter or facsimile transmission addressed to the Distributor at its principal offices in Denver, Colorado, and sent to the Distributor by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The Fund Affiliates' failure to notify the Distributor of the commencement of any such action shall not relieve the Distributor from any liability which it may have to the Fund Affiliates by reason of any such untrue statement or omission or alleged untrue statement or omission on the part of the Distributor independent of this indemnification. The Distributor shall have a right to control the defense of such action, with counsel of its own choosing, satisfactory to the Fund Affiliates, if such action is based solely upon such untrue statement or omission or alleged untrue statement or omission on its part, and in any other event the Distributor and the Fund Affiliates shall each have the right to participate in the defense or preparation of the defense of such action at their own expense.

                                 Section 4
                    Duration, Termination, and Amendment

            4.1  Duration.  This Agreement shall become effective on
             , 1996 and continue, unless terminated as provided in Section
4.2 or Section 4.5(a), until            , 1998.  This Agreement shall
thereafter be renewed for successive one-year periods only so long as such continuance or renewal is specifically approved at least annually with respect to each Series as to which it is to continue in effect by both
(a) the Fund's Board of Directors or the vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Fund and (b) a majority of the Fund's directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of either party hereto cast in person at a meeting called for the purpose of voting on approval of this Agreement, and, if applicable, as provided in
Section 4.5(a).

            4.2 Termination. Subject to Section 4.5(b), this Agreement may be terminated at any time as to any Series, without penalty, upon 60 days' prior written notice to the other party by the Fund or by the Distributor. If this Agreement is terminated with respect to any Series, it shall nevertheless remain in effect with respect to any remaining Series.

            4.3 Assignment. This Agreement shall automatically terminate in the event of its "assignment." As used in this Agreement, the term "assignment" shall have the meaning such term has in the 1940 Act.

            4.4 Amendment. Subject to Section 4.5(c), this Agreement may be amended by mutual consent, provided that no provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and that the Fund's consent to any material amendment to this Agreement requires the approval provided for in Section 4.1.

            4.5 Rule 12b-1 Requirements. During such period as the Distributor receives compensation pursuant to the 12b-1 Plan and this Agreement constitutes a 12b-1 Plan related agreement:

            (a) This Agreement shall continue in effect from and after ________, 1997 only if such continuance is specifically approved annually as to any Series as to which it is to continue in effect by the vote of both

      (x) the Fund's Board of Directors or a majority of its outstanding voting securities (as defined in the 1940 Act) and (y) by the directors who are not "interested persons" (as defined in the 1940
      Act) of the Fund and have no direct or indirect financial interest in the operation of the 12b-1 Plan or in any agreements related thereto (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on such Plan or related agreements.

            (b) This Agreement may be terminated, without the payment of any penalty, by the Fund as to any Series by vote of a majority of the Independent Directors or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Distributor, in either case, on sixty days' prior written notice to the other party.

            (c) Any material amendment to this Agreement requires the approval provided for in Section 4.1(a) with respect to annual renewals of this Agreement, and any amendment that materially increases the amount to be spent for distribution services requires the additional approval of the majority of the Fund's outstanding voting securities (as defined in the 1940 Act) of each affected Series.

            (d) The selection and nomination of those directors who are not "interested persons" (as defined in the 1940 Act) of the Fund shall be committed to the discretion of the directors of the Fund who are not such "interested persons" of the Fund.


                                 Section 5
                                   Notice

            5.1 Conditions. The Fund shall notify the Distributor immediately of:

            (a) any request by the Commission for amendments to the Fund's Registration Statement, Prospectus or Statement of Additional Information or for additional information;

            (b) any stop order suspending the effectiveness of the Fund's Registration Statement or the initiation of any proceeding for that purpose;

            (c) all actions of the Commission with respect to any amendment to the Fund's Registration Statement, Prospectus or Statement of Additional Information.

            5.2 Notification of Parties. Any notice or other communication required or permitted to be given pursuant to this Agreement shall be deemed duly given if addressed and delivered, or mailed by registered mail, postage prepaid, to (1) ALPS Mutual Funds Services, Inc., at 370 17th Street, Suite 1700, Denver, CO 80202, Attention: Chief Financial Officer and (2) The CountryBaskets Index Fund, Inc. at 31 West 52nd Street, New York, New York 10019, Attention: Secretary.


                                 Section 6
                               Miscellaneous

            6.1 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            6.2 Captions. The captions in this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction.

            6.3 Severability. If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement's intent and purpose, be amended, to the extent legally possible, by valid provisions in order to effectuate the intended results of the invalid provisions.

            6.4 Seed Money. The Distributor shall not redeem any Shares which it owns and has invested in as seed money in a Series during the first five years of the Fund's operations without obtaining approval by the Fund's Board of Directors prior to any such redemption. Thereafter, the Distributor may make such a redemption in its sole discretion. In the event that this Agreement is terminated, the Distributor shall be entitled to redeem such Shares subject to applicable regulatory requirements.

            6.5 Insurance. The Distributor will maintain at its expense an errors and omissions insurance policy which covers services by the Distributor hereunder.

            6.6 Exclusivity. The Distributor agrees to obtain the prior written approval of the Board of Directors of the Fund before agreeing to render or rendering any distribution or marketing services to an investment company, whether directly or through any affiliate ("distribution services"), if the total number of such distribution services arrangements to be provided by the Distributor and its affiliates on behalf of registered investment companies shall be more than nine (9) in number. None of the nine distribution services arrangements may be for an investment product substantially similar to the CB Shares(TM), which involves an investment company registered under the 1940 Act and listing of the securities for trading on the NYSE or on another securities exchange; provided further that no more than one (1) such distribution services arrangement may be with a company that is primarily a registered broker-dealer with more than 24 retail offices (other than bank branches). The foregoing provisos shall not be applicable: (i) at any time after April 28, 1997; (ii) if the Distributor provides services to investment companies which are not distribution services and (iii) if the total net assets of the Fund are below $1 billion at any time nine months after the initial issuance of Creation Units of shares.

            6.7 Separate and Additional Series. The Fund is entering into this Agreement on behalf of the Series listed on Annex A severally and not jointly. Except as otherwise indicated herein, the responsibilities and benefits set forth in this Agreement shall refer to each Series severally and not jointly. Except as provided in Section 2.3 hereof, no individual Series shall have any responsibility for any obligation, if any, with respect to any other Series arising out of this Agreement. The Fund will initially issue and sell Shares of the Series listed in Annex A to this Agreement. In the event that the Fund is authorized to issue and issues Shares of one or more additional Series with respect to which it wishes to retain the Distributor to act as distributor and principal underwriter hereunder, the Fund shall notify the Distributor in writing. Upon written acceptance by the Distributor, such Series shall become subject to the provisions of this Agreement to the same extent as the existing Series, except to the extent that such provisions may be modified with respect to each additional Series in writing by the Fund and the Distributor at the time of the addition of the Series.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.


                                  THE COUNTRYBASKETS INDEX FUND, INC.



                                  By:
                                     Name:
                                     Title:


                                  ALPS MUTUAL FUNDS SERVICES, INC.



                                  By:
                                     Name:
                                     Title:

                               No. of Shares
                                    per            NYSE         CUSIP
Series                         Creation Unit      Symbol         No.

Australia Index Series            100,000           GXA         22236E109

France Index Series               100,000           GXF         22236E208

Germany Index Series              100,000           GXG         22236E307

Hong Kong Index Series            100,000           GXH         22236E406

Italy Index Series                100,000           GXI         22236E505

Japan Index Series                250,000           GXJ         22236E604

South Africa Index                100,000           GXR         22236E703
  Series

UK Index Series                   100,000           GXK         22236E802

US Index Series                   100,000           GXU         22236E885